IN THE UNITED STATES BANKRUPTCY COURT
                 FOR THE EASTERN DISTRICT OF VIRGINIA
                         Alexandria Division

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                              :
                              :
In re:                        :
                              :
NX NETWORKS, INC.             :         Case No. 01-14223-RGM
                              :         Chapter 11
     Debtor-in-Possession     :
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              ORDER PURSUANT TO 11 U.S.C. SECTIONS 105 AND 363
                APPROVING ASSET PURCHASE AGREEMENT BETWEEN
                      THE DEBTOR AND NSGDATA.COM INC.
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     Upon consideration of the Motion for an Order Authorizing the Sale of
Assets (the "Motion") dated January 31, 2002 filed by NX Networks, Inc. (the "Seller" or "Debtor"), by counsel, seeking, among other things, the entry of an order pursuant to Bankruptcy Code sections 105(a) and 363(b), (f) and (m), and Rules 2002, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure authorizing the sale of certain assets of the Debtor (the "Subject Assets") which shall have the same meaning as the "Assets" as set forth in the Asset Purchase Agreement (exclusive, however, of the SMTC Inventory and the Agreement and any rights or other interests of Seller or Debtor under the Agreement, as those terms are defined in the Stipulation and Agreement As To The Exclusion of Certain Assets From The Debtor's Proposed Sale of Assets Pursuant To 11 U.S.C. 365 and 11 U.S.C. 363 between the Debtor and SMTC Manufacturing Corporation of North Carolina) to nsgdata.com Inc. or its designee (the "Buyer"), pursuant to the terms and conditions of the Asset Purchase Agreement free and clear of all claims, liens, encumbrances and interests; and due notice of the Motion and relief sought herein and upon the record of the hearing held on March 5, 2002 (the "Sale Hearing"), and based on the pleadings, testimony of witnesses, if any, and arguments of counsel, and good and sufficient cause appearing therefor;

IT IS HEREBY FOUND AND DETERMINED THAT:

     A. This Court has jurisdiction to hear and determine the Motion pursuant to 28 U.S.C. Sections 157(b)(2)(A), (N) and (O). The statutory predicates for the relief sought herein are sections 105 and 363 of the United States Code, 11 U.S.C. Sections 101 et seq. as amended (the "Bankruptcy Code") and Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") 2002, 6004 and 9014.

     B. Proper, timely and adequate notice of the Motion and the Sale Hearing has been provided in accordance with section 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, and 9006, and no other or further notice of the Motion, the Sale Hearing or the entry of this Order is required.

     C. The sale of the Subject Assets reflects the Debtor's sound business judgment.

     D. Approval of the Asset Purchase Agreement and consummation of the sale of the Subject Assets at this time are in the best interests of the Debtor, its creditors and estate. The Debtor has demonstrated good and
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sufficient business justification for the sale of the Subject Assets pursuant to section 363(b) of the Bankruptcy Code outside of a plan of reorganization, in that, among other things:

          a. In the absence of a prompt sale of the Subject Assets, their value will rapidly decline;

          b. A sale to the Buyer of the Subject Assets at this time will result in the highest possible sale price for the Subject Assets; and

          c. Unless a sale to the Buyer is concluded expeditiously as provided for under the Asset Purchase Agreement, (i) the value of the Subject Assets will decline and (ii) the Debtor, its estate and its creditors will realize less value for the Subject Assets.

     E. The Asset Purchase Agreement represents the highest and best offer for the Subject Assets, the Purchase Price is fair and reasonable and constitutes reasonably equivalent value under the Bankruptcy Code and applicable state law.

     F. The Asset Purchase Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith, and from arm's length bargaining positions. The Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby.

     G. The transfer of the Subject Assets pursuant to the Asset Purchase Agreement (a) are or will be legal, valid and effective transfers of property of the Debtor's estate to the Buyer, and (b) vest or will vest the Buyer with all right, title and interest of the Debtor in and to the Subject Assets free and clear of all liens, claims, encumbrances and interests pursuant to section 363(f) of the Bankruptcy Code, as and to the extent provided in the Asset Purchase Agreement.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

     1.   The Motion be, and hereby is, granted in all respects.

     2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, are overruled on their merits.

     3. The terms and conditions of the Asset Purchase Agreement are hereby approved in all respects pursuant to section 363(b) of the Bankruptcy Code and the Debtor and the Buyer are directed and authorized to immediately take such actions as are necessary to consummate, implement, and otherwise exercise any and all rights and remedies under, the Asset Purchase Agreement. The purchase price is as follows:

          a.   $677,000 cash at closing;

          b. a promissory note in the amount of $300,000 payable within 30 days of closing and a note in the amount of $150,000 payable in 60 days and a note in the amount of $150,000 payable within 90 days, all secured by the accounts receivable, intellectual property and the DEC/Cabletron Lawsuit;

          c.   60% of the accounts receivable as collected;
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          d.   70% of the proceeds of the DEC/Cabletron Lawsuit; and

          e.   Purchaser will pay all post-petition accounts payable.

     4. The Debtor is hereby authorized and empowered to fully perform under, consummate, and implement the Asset Purchase Agreement, together with such additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Purchase Agreement, and to take all further actions as may reasonably be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer, or reducing to Buyer's possession, any or all of the Subject Assets, or as may be necessary or appropriate to the performance of the obligations contemplated by the Asset Purchase Agreement.

     5. Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, the Subject Assets shall be transferred to the Buyer and upon the Closing under the Asset Purchase Agreement shall be free and clear of all mortgages, security interests, pledges, liens, claims, interests, judgments, demands, encumbrances, restrictions or charges of any kind or nature, fixed or contingent (collectively, the "Liens"), whether arising prior to or subsequent to the commencement of the Debtor's Chapter 11 case, and whether imposed by or asserted based on agreement, understanding, law, equity or otherwise, with all such Liens to attach to the sale proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Subject Assets.

     6. All persons and entities holding Liens of any kind and nature with respect to the Subject Assets are hereby barred from asserting such Liens of any kind or nature against the Buyer, its successors or assigns, or the Subject Assets.

     7. Except to the extent otherwise expressly provided in the Asset Purchase Agreement, (a) Buyer shall not be liable for any claims (including, but not limited to any and all "claims" as defined in Section 101(5) of the Bankruptcy Code and any and all rights and claims under any bulk transfer statutes and similar laws) against the Debtor or its estate, and (b) Buyer is not assuming nor shall it in any way whatsoever be liable or responsible, as successor or otherwise, for any other liabilities, debts or obligations of the Debtor.

     8. As to the Asset Purchase Agreement and Subject Assets transferred thereby, this Sale Order (a) is and shall be effective as a determination that, on the Closing, all liens existing as to the Subject Assets prior to the Closing have been unconditionally released, discharged and terminated, and (b) is and shall be binding upon and govern the acts of all creditors of the estate.

     9. This Court shall retain jurisdiction (i) to enforce and implement the terms and provisions of the Asset Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith, (ii) to compel delivery of the Subject Assets to the Buyer, (iii) to compel delivery of the Purchase Price, (iv) to compel specific performance of the Debtor's and the Buyer's obligations under the Asset Purchase Agreement, (v) to resolve any disputes arising under or related to the Asset Purchase Agreement, (vi) to interpret, implement and enforce the provisions of this Sale Order, and (vii) determine any disputes
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relating to or concerning the receipt, use, application or retention of the proceeds from the sale of the Subject Assets.

     10. Nothing contained in any plan of reorganization or liquidation confirmed in this case or the order of confirmation confirming such plan shall conflict with or derogate from the provisions of the Asset Purchase Agreement or this Sale Order.

     11. The Buyer is a purchaser in good faith of the Subject Assets and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

     12. The terms and provisions of the Asset Purchase Agreement, together with the terms and provisions of this Sale Order, shall be binding in all respects upon, and shall inure to the benefit of, the Debtor, its estate and creditors, the Buyer, and their affiliates, successors and assigns, and any affected third parties including but not limited to all non-debtor parties asserting a claim against or interest in the Debtor's estate or any of the Subject Assets to be sold to the Buyer pursuant to the Asset Purchase Agreement, notwithstanding any subsequent appointment of any trustee for the Debtor under any chapter of the Bankruptcy Code, as to which trustee such terms and provisions likewise shall be binding in all respects.

     13. The Asset Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement is not material.

     14. The failure specifically to include any particular provision of the Asset Purchase Agreement in this Sale Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Asset Purchase Agreement be authorized and approved in its entirety.

     15. The provision of Federal Rule of Bankruptcy Procedure 6004(g) staying the effectiveness of this Sale Order for ten (10) days is hereby waived, and this Order shall be effective immediately upon entry thereof.

     16. The Debtor is hereby authorized and directed to pay all property or similar taxes owed in connection with the Subject Assets and arising prior to the Closing the non-payment of which would result in the creation of a lien on the Subject Assets, including but not limited to any and all such pre-petition taxes and all penalties and interest.
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     17.   The Debtor is hereby authorized and directed to take all actions reasonable and necessary to effectuate the terms of the Asset Purchase Agreement, the transactions contemplated thereunder and the provisions of this Sale Order, all without the necessity of any further order of this Court.

     18. The Subject Assets do not include any license agreements, or related assets including, without limitation, any licenses or related assets of Texas Instruments, Incorporated and/or Telogy Networks, Inc. to which the Debtor is a party, unless previously agreed to by the licensor.

                              /s/ Robert G. Mayer
Dated: March 6, 2002          --------------------------------------
                              Robert G. Mayer
                              Judge, United States Bankruptcy Court
                              for the Eastern District of Virginia


                                          NOTICE OF JUDGMENT OR ORDER
                                          Entered on Docket 3/6/02
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PREPARED BY:

By:  /s/ Steven J. Tave
   -----------------------------------
     Steven J. Tave, VA Bar No. 45917
     Michael J. Lichtenstein
     Swidler Berlin Shereff Friedman, LLP
     3000 K Street, N.W., Suite 300
     Washington, D.C. 20007
     (202) 424-7500



Copies to:

Michael J. Lichtenstein, Esquire
Swidler Berlin Shereff Friedman, LLP
3000 K Street, N.W., Suite 300
Washington, D.C. 20007

Thomas P. Gorman, Esquire
Tyler, Bartl, Burke & Gorman, P.L.C.
206 N. Washington St., Suite 200
Alexandria, VA 22314

Frank J. Bove, Esquire
Office of the U.S. Trustee
115 S. Union Street, Suite P210
Alexandria, VA 22314